Exhibit 99.1

Esterline Corporation 500 108th Avenue NE Suite 1500 Bellevue, WA 98004	Tel: 425-453-9400 Fax: 425-453-2916 www.esterline.com NYSE symbol: ESL	News

FOR IMMEDIATE RELEASE Contact: Brian D. Keogh	425/453-9400

ESTERLINE TO ACQUIRE UK-BASED RACAL ACOUSTICS, A LEADING PROVIDER

OF RUGGEDIZED MILITARY COMMUNICATIONS EQUIPMENT

Company to Host Conference Call Tuesday at 11:00 a.m. Eastern Time

BELLEVUE, Wash., December 22, 2008 — Esterline Corporation (NYSE: ESL) today announced an agreement to acquire UK-based Racal Acoustics, a leading provider of military communications equipment, from ECI Partners, a UK-based private equity group, for approximately £115 million. Completion of the transaction is expected in 30 to 45 days, subject to certain governmental approvals and customary closing conditions. A conference call to discuss the transaction is scheduled for tomorrow morning, December 23, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). Listeners may access the conference call live over the Internet at the following location: www.esterline.com.

Racal is a premier designer and manufacturer of high-technology, ruggedized personal communications equipment, ranging from lightweight noise-reducing headsets to advanced battlefield secure telephone networks. Robert W. Cremin, Esterline’s chief executive officer, said that the transaction “… complements Esterline’s existing expertise in secure communications and other sophisticated equipment for combat troop support, and fits our stated strategy to seek out companies that expand our talent pool and capabilities.”

Cremin said that Racal is “…a healthy and profitable business (with) an experienced and proven management team.” He said the company employs nearly 200 people in northwest London.

Esterline was advised in this transaction by Taylor Wessing LLP, Perkins Coie and Jefferies & Company, Inc.

About Esterline:

Esterline Corporation is a leading world-wide supplier to the aerospace and defense industry specializing in three core areas: Avionics & Controls, Sensors & Systems, and Advanced Materials. Operations within the Avionics & Controls segment focus on high-technology electronics products for military and commercial aircraft and land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other industrial applications. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers. Operations within the Advanced Materials segment focus on technologies including high-temperature resistant materials and components used for a wide range of military and commercial aerospace purposes and combustible ordnance and electronic warfare countermeasure products.

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Page 2 of 2 — Esterline to Acquire UK-Based Racal Acoustics

Conference Call Information

Esterline will host a conference call tomorrow, Tuesday, December 23, at 11:00 a.m. Eastern Time to discuss the acquisition of Racal Acoustics. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at 1-866-400-3310, for UK callers please dial, 0808-234-1382, all other International callers should dial 416-850-9144. To listen to the live audio webcast, go to the Investors section of the Esterline website at www.esterline.com.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Esterline website for 90 days. If you do not have Internet access, a replay of the call will be available by dialing 1-866-245-6755 and entering access code 660284. International callers can listen to the replay by dialing 416-915-1035, access code 660284. The conference call replay will be available for five business days, beginning at 4:00 p.m. Eastern Time on Tuesday, December 23.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission.